Exhibit 24.1

                       DAEDALUS ENTERPRISES, INC.

                            POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Thomas R. Ory and Vincent J. Killewald, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign a certain Registration Statement on Form S-8 to be filed by Daedalus Enterprises, Inc., and any and all amendments thereto, with respect to its Long-term Incentive Plan, and to file the same with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Dated:  August 30, 1995                  /S/ JOHN D. SANDERS

                                         John D. Sanders, Director